Exhibit 10.2

FIRST AMENDMENT TO THE THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
OF
FLUENCE ENERGY, LLC
This First Amendment (this “First Amendment”) to the Third Amended and Restated Limited Liability Company Agreement (the “LLC Agreement”) is adopted as of November 22, 2023, by Fluence Energy, Inc., as the Managing Member (the “Managing Member”) of Fluence Energy, LLC (the “Company”), for itself and on behalf of the members of the Company. All capitalized terms used in this Amendment and not otherwise defined shall have the meanings assigned in the LLC Agreement.
WHEREAS, Section 12.10 of the LLC Agreement provides the Managing Member with the authority to amend the LLC Agreement at any time by written consent of the Managing Member.
1.Amendments. In consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Managing Member hereby amends the LLC Agreement, as follows:
A new Section 8.05 is hereby added to the LLC agreement in such form as set forth below:
Section 8.05 Pledgee’s Rights; Units to be General Intangibles.
1.    Notwithstanding anything contained herein to the contrary, each Member shall be permitted to transfer, assign, pledge, hypothecate or encumber (each, a “Pledge”) any or all of its equity interests in the Company, including, without limitation, all economic rights and privileges, all control and voting rights, authority, and powers, and all status rights as a Member (including, without limitation, the right to take any actions permitted to be taken by the Member under this Agreement, the Act or any other applicable laws), to any lender to such Member or any lender to any affiliate of such Member (each, a “Lender”), or to any agent acting on such lender’s behalf (each, an “Agent” and, together with each Lender, each a “Secured Party”), and any transfer of such equity interests pursuant to any such Secured Party’s exercise of remedies in connection with any such Pledge shall be permitted under this Agreement with no further action or approval required hereunder.
2.     Notwithstanding anything contained herein to the contrary:
a.    subject to the terms of the financing giving rise to any Pledge of such equity interests, the Secured Party shall have the right, to the extent set forth in the applicable agreement governing such Pledge, and without further approval of any Member and without becoming a Member (unless such Secured Party expressly elects in writing to become a Member), to exercise the membership voting rights of such Member granting such Pledge;
b.    without complying with any other procedures set forth in this Agreement, upon the exercise of remedies in connection with a Pledge, to the extent set forth in the applicable agreement governing such Pledge, (x) the Secured Party or transferee of such Secured Party, as the case may be, shall, if it so elects, immediately and automatically upon the making of such election become a Member under this Agreement and shall succeed to all of the rights and powers, including the voting rights and the right to participate in the management of the business and affairs of the Company, and shall be bound by all of the obligations, of a Member under this Agreement without taking any further action on the part of such Secured Party or transferee, as the case may be, and (y) following such exercise of remedies, the Member that entered into such Pledge shall immediately and automatically cease to be a Member and shall have no further rights or powers under this Agreement;
c.     no legal opinion shall be required in connection with any Pledge, any transfer of such equity interests pursuant to any such Secured Party’s exercise of remedies, or any other exercise of rights or remedies by any Secured Party; and
d.     any transfer of such equity interests pursuant to any such Secured Party’s exercise of remedies whether such transfer is to such Secured Party or to any other person shall not constitute a “change of control” (or other similar concept) under any employment agreement (or other similar agreement) between the Company and any of its officers, directors, employees, advisors, or agents.
3.     The execution and delivery of this Agreement by a Member shall constitute any necessary approval of such Member under the Act to the foregoing provisions of this Section 8.05. In addition, so long as any Pledge is in effect, the Company shall not have the power to divide.
4.     So long as any Pledge is in effect, (i) the Company shall not elect that its equity interests become governed by Article 8 of the Uniform Commercial Code as in effect in any relevant jurisdiction without the prior written consent of all assignees or pledgees of such equity interests and (ii) the Company shall not issue certificates representing any equity interests of the Company.
5.     The Company shall not dissolve upon the dissolution, bankruptcy, or insolvency of any Member or upon the occurrence of any event listed in Section 18-304 of the Act and a Member shall not cease to be a Member due to the bankruptcy or insolvency of any such Member or due to the occurrence of any other event listed in Section 18-304 of the Act.
6.    This Section 8.05 may not be amended or modified so long as any of the Company’s equity interests are subject to a Pledge, without the Secured Party’s (or the transferee of such Secured Party’s) prior written consent. Each recipient of a Pledge shall be a third party beneficiary of the provisions of this Section 8.05.
2.Counterparts.  This First Amendment may be executed in one or more counterparts, each of which will be deemed to be an original as against any party whose signature appears thereon, and all of which, when taken together, will be deemed to constitute one and the same instrument. This First Amendment shall become binding when any one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties hereto.

3.Effect of Amendment.  Except as specifically amended by the provisions of this First Amendment, the terms, conditions and provisions of the LLC Agreement shall remain in full force and effect for all purposes, and the parties hereby ratify and confirm the terms, conditions and provisions of the LLC Agreement, as amended pursuant to this First Amendment.

IN WITNESS WHEREOF, the parties have caused this First Amendment to be executed as of the date first above written.
                        MANAGING MEMBER:
                        FLUENCE ENERGY, INC.

                        By: /s/ Manavendra Sial
                        Name: Manavendra Sial
Title: Senior Vice President and Chief Financial Officer

By: /s/ Francis A. Fuselier
                        Name: Francis A. Fuselier
Title: Senior Vice President, General Counsel and Secretary